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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                           Five Star Enterprises Ltd.,
                          a Cayman Islands corporation

                            Lifestyle Footwear, Inc.,
                             a Delaware corporation

                               Rocky Canada, Inc.,
                             an Ontario corporation

                                EJ Footwear LLC,
                      a Delaware limited liability company

                         HM Lehigh Safety Shoe Co. LLC,
                      a Delaware limited liability company

                                Georgia Boot LLC,
                      a Delaware limited liability company

                          Georgia Boot Properties LLC,
                      a Delaware limited liability company

                            Durango Boot Company LLC,
                      a Delaware limited liability company

                           Northlake Boot Company LLC,
                      a Delaware limited liability company

                           Lehigh Safety Shoe Co. LLC,
                      a Delaware limited liability company

                       Lehigh Safety Shoe Properties LLC,
                      a Delaware limited liability company

                                EJ Asia Limited,
                            a Hong Kong corporation